EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors of Lee Enterprises, Incorporated, a Delaware corporation (the “Company”), hereby severally constitute and appoint each of Kevin D. Mowbray and Timothy R. Millage, and each of them, to be our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2019 (and any amendments thereto); granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.

Dated:    December 13, 2019

/s/ Kevin D. Mowbray	/s/ Timothy R. Millage
Kevin D. Mowbray	Timothy R. Millage
President and Chief Executive Officer	Vice President, Chief Financial Officer and
(Principal Executive Officer)	Treasurer
Director	(Principal Financial and Accounting Officer)

/s/ Richard R. Cole	/s/ Nancy S. Donovan
Richard R. Cole	Nancy S. Donovan
Director	Director

/s/ Leonard J. Elmore	/s/ Mary E. Junck
Leonard J. Elmore	Mary E. Junck
Director	Director

/s/ Margaret R. Liberman	/s/ Brent M. Magid
Margaret R. Liberman	Brent M. Magid
Director	Director

/s/ William E. Mayer	/s/ Herbert W. Moloney III
William E. Mayer	Herbert W. Moloney III
Director	Director

/s/ Gregory P. Schermer
Gregory P. Schermer
Director